EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2018-GS10 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as General Special Servicer, Trimont Real Estate Advisors, LLC, as 1000 Wilshire Special Servicer prior to September 6, 2025, Rialto Capital Advisors, LLC, as 1000 Wilshire Special Servicer on and after September 6, 2025, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Two Democracy Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Two Democracy Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Two Democracy Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Two Democracy Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Two Democracy Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Two Democracy Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Two Democracy Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Two Democracy Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the U.S. Industrial Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the U.S. Industrial Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the U.S. Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the U.S. Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the U.S. Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the U.S. Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the U.S. Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Davenport Commons Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Davenport Commons Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Davenport Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Davenport Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Davenport Commons Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Davenport Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Davenport Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Davenport Commons Mortgage Loan.

Dated: March 16, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)